Exhibit 99.906Cert.

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In conjunction with the Annual Report to Shareholders on Form N-CSR of Pacific Funds (the “Fund”) for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), James T. Morris, as Chief Executive Officer of the Fund, Mary Ann Brown, as President of the Fund and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

Date: May 21, 2007

By:  /s/ James T. Morris

James T. Morris

Chief Executive Officer, Pacific Life Funds

By:  /s/ Mary Ann Brown

Mary Ann Brown

President, Pacific Life Funds

By:  /s/ Brian D. Klemens

Brian D. Klemens

Treasurer (Principal Financial and

Accounting Officer), Pacific Life Funds